                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-2

                           SEPRACOR INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials:
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or
           schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                                                PRELIMINARY COPY

                                 SEPRACOR INC.
                                111 LOCKE DRIVE
                        MARLBOROUGH, MASSACHUSETTS 01752
                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2000

    The 2000 Annual Meeting of Stockholders of Sepracor Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Wednesday, May 24, 2000 at 9:00 a.m., local time, to consider and act upon the following matters:

    1.  To elect three Class I Directors for the ensuing three years;

    2. To approve an amendment to the Company's Restated Certificate of Incorporation, as amended, increasing from 140,000,000 to 240,000,000 the authorized shares of Common Stock;

    3.  To approve the 2000 Stock Incentive Plan; and

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on April 12, 2000 are entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

    All stockholders are cordially invited to attend the meeting.

                                        By Order of the Board of Directors,

                                        DAVID P. SOUTHWELL
                                        Secretary

Marlborough, Massachusetts
April   , 2000

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                                                                PRELIMINARY COPY

                                 SEPRACOR INC.
                                111 LOCKE DRIVE
                        MARLBOROUGH, MASSACHUSETTS 01752

          PROXY STATEMENT FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 24, 2000

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sepracor Inc. ("Sepracor" or the "Company") for use at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 at 9:00 a.m. on Wednesday, May 24, 2000 and at any adjournments of that meeting.

    All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

    Except as specifically provided herein, all information contained in this Proxy Statement has been adjusted to reflect the two-for-one stock split of the Company's Common Stock effected on February 25, 2000.

    The Company's Annual Report for the year ended December 31, 1999 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or
about April   , 2000.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO INVESTOR RELATIONS, SEPRACOR INC., 111 LOCKE DRIVE, MARLBOROUGH, MASSACHUSETTS 01752.

VOTING SECURITIES AND VOTES REQUIRED

    On April 12, 2000, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding
and entitled to vote an aggregate of             shares of Common Stock of the
Company, $.10 par value per share (the "Common Stock"). Holders of shares of Common Stock are entitled to one vote per share.

    Under the Company's Amended and Restated By-laws (the "By-Laws"), the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

    The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the record date is required for the approval of the proposed amendment to the Company's Restated Certificate of Incorporation, as amended. The affirmative vote of the holders of a majority of the votes cast by the stockholders is required for the approval of each of the other matters scheduled to be voted on.

    Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on each matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter, and will have the effect of a vote against the proposed amendment to the Company's Restated Certificate of Incorporation, as amended.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of January 31, 2000, with respect to the beneficial ownership of: (i) the Company's Common Stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; and (ii) the Company's Common Stock, the Common Stock of BioSphere Medical, Inc. ("BioSphere Common Stock"), a publicly held subsidiary company of Sepracor ("BioSphere"), and the Common Stock of HemaSure Inc. ("HemaSure Common Stock"), a publicly held subsidiary company of Sepracor ("HemaSure"), by (A) each director and nominee for director of the Company; (B) each executive officer named in the Summary Compensation Table under the heading "Compensation of Executive Officers" below; and (C) all directors and executive officers of the Company as a group.

    The number of shares of the Company's Common Stock, BioSphere Common Stock and HemaSure Common Stock beneficially owned by each person is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 2000 through the exercise of any stock option or other right or upon conversion of the Company's 6 1/4% Convertible Subordinated Debentures due 2005 (the "6 1/4% Debentures") and the Company's 7% Convertible Subordinated Debentures due 2005 (the "7% Debentures"). Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

    The directors and executive officers of Sepracor disclaim beneficial ownership of the shares of BioSphere Common Stock and HemaSure Common Stock which are owned by Sepracor.

                                                                                              SHARES OF         SHARES OF
                                                                         PERCENTAGE OF        BIOSPHERE          HEMASURE
                                                       COMMON STOCK        SEPRACOR         COMMON STOCK       COMMON STOCK
                                                       BENEFICIALLY      COMMON STOCK       BENEFICIALLY       BENEFICIALLY
NAME AND ADDRESS                                          OWNED           OUTSTANDING         OWNED(1)          OWNED (1)
----------------                                      --------------   -----------------   ---------------   ----------------
5% STOCKHOLDERS
FMR Corp.
and related entities................................     9,962,568(2)            14.7%              N/A                   N/A
  82 Devonshire Street
  Boston, MA 02109

Janus Capital Corporation...........................     8,598,840(3)            12.7%              N/A                   N/A
100 Fillmore Street
Denver, Colorado 80206-4923

Putnam Investments Inc.
and related entities................................     7,302,830(4)            10.8%              N/A                   N/A
  One Post Office Square
  Boston, MA 02109

Soros Fund Management
LLC and related entities............................     4,365,000(5)             6.4%              N/A                   N/A
  888 Seventh Avenue
  33(rd) Floor
  New York, NY 10106

Citigroup, Inc.
and related entities................................     4,257,266(6)             6.3%              N/A                   N/A
  153 East 3rd Street
  Legal Dept. 20th Floor
  New York, NY 10043

DIRECTORS
Timothy J. Barberich(7).............................     1,808,206                2.6%           74,777               138,500
James G. Andress....................................        70,666(8)               *                --                    --
Digby W. Barrios....................................        72,666(9)               *                --                    --
Robert J. Cresci....................................        64,000(10)              *                --                    --
Keith Mansford, Ph.D................................        70,866(11)              *                --                    --
James F. Mrazek.....................................       290,964(12)              *                --                 5,500
Alan A. Steigrod....................................        52,000(13)              *                --                    --

OTHER NAMED EXECUTIVE OFFICERS
David S. Barlow(14).................................       142,666                  *                --                31,125
Paul D. Rubin, M.D..................................       125,804(15)              *                --                    --
David P. Southwell..................................       339,884(16)              *                 0                18,000
Robert F. Scumaci(17)...............................        40,176                  *            30,000                    --
All directors and executive officers as a group (14
persons)............................................     3,130,771(18)            4.5%          104,777(19)           193,125(20)

------------------------------

*   Represents holdings of less than one percent.

(1) As of January 31, 2000, no officer or director of Sepracor beneficially owned more than 1% of the BioSphere Common Stock or HemaSure Common Stock. All directors and executive officers as a group beneficially own approximately 1.2% of the outstanding BioSphere Common Stock and 1.2% of the outstanding HemaSure Common Stock.

(2) This information is taken from a Schedule 13G/A dated February 14, 2000. FMR Corp. ("FMR") beneficially owns 9,962,568 shares of Common Stock of the Company (the "FMR Shares"). Fidelity Management & Research Company ("Fidelity") beneficially owns 9,818,168 of the FMR Shares as a result of its serving as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to certain other funds which are generally offered to limited groups of investors (collectively the "Fidelity Funds"). Fidelity Growth Company Fund ("FGCF") beneficially owns 5,807,160 of the FMR Shares. Fidelity Management Trust Company ("FMTC") beneficially owns 144,400 of the FMR Shares as a result of its serving as investment manager of the institutional accounts. Edward C. Johnson, 3d, Chairman of FMR, and FMR, through its control of Fidelity, and the Fidelity Funds, each has sole power to dispose of the 9,818,168 shares owned by the Fidelity Funds. Neither FMR nor Edward C. Johnson, 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the funds' Boards of Trustees. Edward C. Johnson 3d and FMR, through its control of FMTC, each has sole dispositive power and sole power to vote or direct the voting of 144,400 of the FMR Shares.

(3) This information is taken from a Schedule 13G dated February 11, 2000. Janus Capital is a registered investment adviser which furnishes investment advice to several investment companies registered under Section 8 of the Investment Company Act of 1940 and individual and institutional clients (collectively referred to as "Managed Portfolios"). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of the shares of Sepracor Common Stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

(4) This information is taken from a Schedule 13G/A dated February 18, 2000, filed by Putnam Investments, Inc. ("PII") on behalf of itself and its affiliates. Of the 7,302,830 shares of Common Stock deemed beneficially owned, PII and Putnam Investment Management, Inc. report shared dispositive power as to 7,024,368 of such shares of Common Stock of the Company, and PII and Putnam Advisory Company Inc. report shared voting power of 80,502 of such shares of Common Stock and shared dispositive power of 278,462 of such shares of Common Stock. Securities reported as being beneficially owned by PII consist of securities beneficially owned by subsidiaries of PII which are registered investment advisers, which in turn include securities beneficially owned by clients of such investment advisers, which clients may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients.

(5) This information is taken from a Schedule 13G/A dated September 4, 1998. George Soros may be deemed to have the sole power to direct the voting and disposition of 900,000 shares of Common Stock (1.38% of the total number of outstanding shares) held for his personal account. Each of Winston Partners L.P. ("Winston Partners") and Chatterjee Fund Management, L.P. may be deemed to have the sole power to direct the voting and disposition of 345,000 shares of Common Stock (.53% of the total number of outstanding shares) held for the account of Winston Partners. Winston Partners II LDC ("Winston LDC") may be deemed to have the sole power to direct the voting and disposition of 607,000 shares of Common Stock (.93% of the total amount number of outstanding shares) held for its own account. Winston Partners II LLC ("Winston LLC") may be deemed to have the sole power to direct the voting and disposition of 318,000 shares of Common Stock (.49% of the total number of outstanding shares) held for its account. Each of the Chatterjee Management Company ("Chatterjee Management") and Chatterjee Advisors LLC ("Chatterjee Advisors") may be deemed to have the sole power to direct the voting and disposition of 925,000 shares of Common Stock (1.42% of the total number of outstanding shares). This number consists of (i) 607,000 shares of Common Stock held for the account of Winston LDC and (ii) 318,000 shares of Common Stock held for the account of Winston LLC. Dr. Purnendu Chatterjee may be deemed to have the sole power to direct the voting and disposition of 1,270,000 shares of Common Stock (1.95% of the total number of outstanding shares). This number consists of (i) 925,000 shares of Common Stock which Chatterjee Management and Chatterjee Advisors may be deemed to own beneficially and (ii) 345,000 shares of Common Stock held for the account of Winston Partners.

(6) This information is taken from a Schedule 13G/A dated February 14, 2000. SSB CitiFund Management LLC reports shared voting and dispositive power over 3,452,616 shares of Common Stock. Salomon Smith Barney Holdings Inc. ("SSBH") reports shared voting and dispositive power over 4,204,416 shares of Common Stock. Citigroup Inc. reports shared voting and dispositive power over 4,257,266 shares of Common Stock.

(7) The number of shares of Sepracor Common Stock that Mr. Barberich is deemed to beneficially own includes 715,680 shares of Common Stock of the Company which Mr. Barberich has the right to acquire within 60 days after January 31, 2000 upon exercise of outstanding stock options, an aggregate of 23,200 shares of Common Stock of the Company held in trust for Mr. Barberich's children, 70,000 shares of Common Stock of the Company held in trust for Mr. Barberich's wife, 214 shares of Common Stock of the Company held by Mr. Barberich's wife and 62,408 shares of Common Stock of the Company held by Mr. Barberich's children. The number of shares of BioSphere Common Stock that Mr. Barberich is deemed to beneficially own includes 45,000 shares of BioSphere Common Stock which Mr. Barberich has the right to acquire within 60 days after January 31, 2000 upon exercise of outstanding stock options. The number of shares of HemaSure Common Stock that Mr. Barberich is deemed to beneficially own includes 109,500 shares of HemaSure Common Stock which Mr. Barberich has the right to acquire within 60 days after January 31, 2000 upon exercise of outstanding stock options.

(8) Represents 70,666 shares of Common Stock of the Company which Mr. Andress has the right to acquire within 60 days after January 31, 2000 upon exercise of outstanding stock options.

(9) Includes 70,666 shares of Common Stock of the Company which Mr. Barrios has the right to acquire within 60 days after January 31, 2000 upon exercise of outstanding stock options.

(10) Represents 64,000 shares of Common Stock of the Company which Mr. Cresci has the right to acquire within 60 days after January 31, 2000 upon exercise of outstanding stock options.

(11) Includes 70,666 shares of Common Stock of the Company which Dr. Mansford has the right to acquire within 60 days after January 31, 2000 upon exercise of outstanding stock options.

(12) Includes 90,666 shares of Common Stock of the Company which Mr. Mrazek has the right to acquire within 60 days after January 31, 2000 upon exercise of outstanding stock options and 200,298 shares of Common Stock held by a trust of which Mr. Mrazek is a trustee and beneficiary.

(13) Includes 48,000 shares of Common Stock of the Company which Mr. Steigrod has the right to acquire within 60 days after January 31, 2000 upon exercise of outstanding stock options.

(14) The number of shares of Sepracor Common Stock Mr. Barlow is deemed to beneficially own includes 78,666 shares of Common Stock of the Company which Mr. Barlow has the right to acquire within 60 days after January 31, 2000 upon exercise of outstanding stock options. The number of shares of HemaSure Common Stock Mr. Barlow is deemed to beneficially own represents 31,125 shares of HemaSure Common Stock which Mr. Barlow has the right to acquire within 60 days after January 31, 2000 upon exercise of outstanding stock options.

(15) Represents 123,332 shares of Common Stock of the Company which Dr. Rubin has the right to acquire within 60 days after January 31, 2000 upon exercise of outstanding stock options and 2,472 shares of Common Stock of the Company held by Dr. Rubin's children.

(16) Includes 262,000 shares of Common Stock of the Company which Mr. Southwell has the right to acquire within 60 days after January 31, 2000 upon exercise of outstanding stock options.

(17) The number of shares of Sepracor Common Stock that Mr. Scumaci is deemed to beneficially own includes 36,332 shares of Common Stock of the Company which Mr. Scumaci has the right to acquire within 60 days after January 31, 2000 upon exercise of outstanding stock options and 800 shares of Sepracor Common Stock held in a trust for Mr. Scumaci's two children. The number of shares of BioSphere Common Stock that Mr. Scumaci is deemed to beneficially own represents 30,000 shares of BioSphere Common Stock which Mr. Scumaci has the right to acquire within 60 days after January 31, 2000.

(18) Includes an aggregate of 1,682,274 shares of Common Stock which all executive officers and directors have the right to acquire within 60 days after January 31, 2000 upon exercise of outstanding stock options.

(19) Includes an aggregate of 75,000 shares of BioSphere Common Stock which all directors and executive officers have the right to acquire within 60 days after January 31, 2000 upon exercise of outstanding stock options.

(20) Includes an aggregate of 140,625 shares of HemaSure Common Stock which all directors and executive officers have the right to acquire within 60 days after January 31, 2000 upon exercise of outstanding stock options.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    The Company has a classified Board of Directors consisting of three Class I Directors, two Class II Directors and two Class III Directors. The Class I, Class II and Class III Directors will serve until the annual meeting of stockholders to be held in 2000, 2002 and 2001, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

    The persons named in the enclosed proxy will vote to elect as directors James G. Andress, Robert J. Cresci and James F. Mrazek, the Class I nominees named below, unless the proxy is marked otherwise. Each of the nominees is currently a member of the Board of Directors of the Company.

    Each nominee for Class I Director will be elected to hold office until the Annual Meeting of Stockholders in 2003 and until his successor is duly elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of Common Stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

    There are no family relationships between or among any officers or directors of the Company.

    Set forth below are the names and ages of each member of the Board of Directors (including those who are nominees for election as Class I Directors), and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of January 31, 2000, appears under the heading "Stock Ownership of Certain Beneficial Owners and Management."

            NOMINEES FOR TERMS EXPIRING IN 2003 (CLASS I DIRECTORS)

    JAMES G. ANDRESS, age 61, has been a director since 1991.

    Since November 1996, Mr. Andress has been Chief Executive Officer of Warner Chilcott, PLC, a publicly held pharmaceutical company. From November 1995 to October 1996, Mr. Andress was a management consultant. Mr. Andress served as President and Chief Executive Officer of Information Resources, Inc., a market research and computer software company, from 1989 to November 1995. He also serves as a director of Allstate Insurance Company, Inc., Information Resources, Inc., OptionCare Corporation, The Liposome Company, Inc. and Xoma Corporation.

    ROBERT J. CRESCI, age 56, has been a director since 1990.

    Mr. Cresci has served as Managing Director of Pecks Management
Partners Ltd., an investment management firm, since September 1990. Mr. Cresci currently serves as a director of Arcadia Financial Ltd., Candlewood Hotel Co., Castle Dental Centers, Inc., Film Roman, Inc., Aviva Petroleum Ltd., Quest Education Corporation, SeraCare, Inc., JFax.com, Inc., E-Stamp Corporation and several private companies.

    JAMES F. MRAZEK, age 59, has been a director since 1984.

    Since March 1996, Mr. Mrazek has served as President and Managing Partner of the Four Corners Venture Fund, a venture capital and management consulting firm. From January 1990 to March 1996, Mr. Mrazek was President of Carnegie Venture Resources, a venture capital and management consulting firm. He also serves as a director of Photon Technology International, Inc.

           DIRECTORS WHOSE TERMS EXPIRE IN 2001 (CLASS III DIRECTORS)

    DIGBY W. BARRIOS, age 62, has been a director since 1992.

    Since July 1992, Mr. Barrios has been a management consultant. Mr. Barrios served as President and Chief Executive Officer of Boehringer Ingelheim Corporation, a fine chemical and pharmaceutical company, from 1988 until June 1992. Mr. Barrios also serves as a director of Questcor Pharmaceuticals, Drug Royalty Corporation, Inc. and Sheffield Pharmaceuticals.

    ALAN A. STEIGROD, age 62, has been a director since 1995.

    Since January 1996, Mr. Steigrod has been Managing Director of Newport HealthCare Ventures, which provides consulting services in connection with the biopharmaceutical industry. From January 1993 to November 1995, Mr. Steigrod served as President and Chief Executive Officer of Cortex
Pharmaceuticals, Inc., a development-stage neuroscience company. From
March 1991 to January 1993, Mr. Steigrod was an independent biotechnology/pharmaceutical business consultant. From March 1981 to March 1991, Mr. Steigrod served as Executive Vice President of Marketing/Sales of Glaxo Inc., a pharmaceutical corporation. Mr. Steigrod also serves as a director of Cellegy Pharmaceuticals, Inc. and NeoRx Corporation.

           DIRECTORS WHOSE TERMS EXPIRE IN 2002 (CLASS II DIRECTORS)

    TIMOTHY J. BARBERICH, age 52, has been a director since 1984.

    Mr. Barberich has served as Chief Executive Officer of the Company since 1984. From 1984 to October 1999, Mr. Barberich also served as President of the Company. He also serves as Chairman of the Board of HemaSure and as a director of BioSphere, publicly held subsidiaries of the Company.

    KEITH MANSFORD, PH.D., age 68, has been a director since 1993.

    Dr. Mansford has served as the Principal of Mansford Associates, a pharmaceutical consulting firm, since 1992. Dr. Mansford served as a Chairman, Research & Development, of SmithKline Beecham PLC from July 1989 to
January 1992. He also serves as a director of SkyePharma PLC and Proteome PLC.

BOARD AND COMMITTEE MEETINGS

    The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee has responsibility for recommending the appointment of the Company's independent accountants, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. The Audit Committee held one meeting in 1999. The members of the Audit Committee are Messrs. Cresci, Mrazek and Steigrod.

    The Company also has a standing Compensation Committee of the Board of Directors, which provides recommendations to the Board regarding compensation programs of the Company. The Compensation Committee is responsible for establishing and modifying the compensation of all corporate officers of the Company, adoption and amendment of all stock option and other employee benefit plans, and the engagement of, terms of any employment agreements and arrangements with, and termination of, all corporate officers of the Company. The Compensation Committee held three meetings during 1999. The members of the Compensation Committee are Messrs. Andress, Barrios and Mrazek. See "Report of the Compensation Committee" below.

    The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

    The Board of Directors held five meetings during 1999. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which he served.

COMPENSATION FOR DIRECTORS

    Directors who are neither officers nor employees of the Company (the "Non-Employee Directors") receive $18,000 per year for their services as directors, receive expense reimbursement for attending Board and committee meetings and are entitled to participate in the Company's 1999 Director Stock Option Plan (the "1999 Director Plan") which provides for annual, automatic grants of non-statutory stock options to Non-Employee Directors.
Messrs. Andress, Barrios, Cresci, Mrazek and Steigrod and Dr. Mansford each received stock options in 1999 under the 1999 Director Plan to purchase 20,000 shares of Common Stock at a price of $39.0625. All options were granted at the closing price of the Company's Common Stock on the Nasdaq National Market on the date of grant.

    Directors who are officers or employees of the Company do not receive any additional compensation for their services as directors.

COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION TABLE. The following table sets forth certain information with respect to the annual and long-term compensation for each of the last three years of the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during 1999 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG-TERM
                                                                                                  COMPENSATION
                                                                ANNUAL                               AWARDS
                                                             COMPENSATION                       -----------------
                                                         --------------------   OTHER ANNUAL    NUMBER OF SHARES      ALL OTHER
                  NAME AND                                SALARY                COMPENSATION    UNDERLYING STOCK    COMPENSATION
             PRINCIPAL POSITION                 YEAR       ($)      BONUS ($)      ($)(1)          OPTIONS (2)           ($)
--------------------------------------------  --------   --------   ---------   -------------   -----------------   -------------
                                                1999     349,329     135,000            0            200,000            5,761(3)
Timothy J. Barberich........................    1998     284,849     125,000            0            600,000            6,138(4)
Chief Executive Officer                         1997     261,250     125,000            0            210,000            2,794(5)(6)

David S. Barlow(7)..........................    1999     234,969      20,000            0            100,000            2,562(3)
Former Executive Vice President and             1998     212,092      70,000            0            280,000            2,697(4)
President, Pharmaceuticals                      1997     192,326      90,000            0            160,000            2,418(5)(6)

David P. Southwell..........................    1999     234,969     100,000            0            120,000            2,286(3)
Executive Vice President, Chief Financial       1998     195,814      90,000            0            360,000            2,220(4)
Officer and Secretary                           1997     191,100      95,000            0            150,000            1,594(5)(6)

                                                1999     270,751     120,000            0            120,000            3,514(3)
Paul D. Rubin, M.D..........................    1998     259,264     120,000            0            480,000            4,033(4)
Senior Vice President, Development              1997     241,662     120,000       10,218            150,000            2,418(5)(6)

Robert F. Scumaci...........................    1999     208,862      52,250       51,104            120,000            2,435(3)
Senior Vice President, Finance and              1998     185,483      45,000            0            170,000            2,169(4)
Administration and Treasurer                    1997     157,871      46,000            0            130,000            2,068(5)(6)

------------------------------

(1) Amounts shown represent reimbursement received for relocation expenses. Other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10 percent of the total salary and bonus for each Named Executive Officer for such year.

(2) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during 1997, 1998 and 1999.

(3) Includes $4,262, $1,062, $786, $2,014 and $935 of the taxable portion of insurance premiums paid by the Company on behalf of Mr. Barberich, Mr. Southwell, Dr. Rubin and Mr. Scumaci, respectively, during 1999 with respect to group life insurance for the benefit of the Named Executive Officer. Also includes $1,500 contributed by the Company on behalf of each of the Named Executive Officers pursuant to the Company's 401(k) Plan in 1999.

(4) Includes $4,638, $1,197, $720, $2,533 and $669 of the taxable portion of insurance premiums paid by the Company on behalf of Mr. Barberich, Mr. Barlow, Mr. Southwell, Dr. Rubin and Mr. Scumaci, respectively, during 1998 with respect to group life insurance for the benefit of the Named Executive Officer. Also includes $1,500 contributed by the Company on behalf of each of the Named Executive Officers pursuant to the Company's 401(k) Plan in 1998.

(5) Includes $1,566, $918, $594, $918 and $568 of the taxable portion of insurance premiums paid by the Company on behalf of Mr. Barberich, Mr. Barlow, Mr. Southwell, Dr. Rubin and Mr. Scumaci, respectively, during 1997 with respect to group life insurance for the benefit of the Named Executive Officer.

(6) Includes $1,228, $1,500, $1,000, $1,500 and $1,500 contributed by the
    Company on behalf of Mr. Barberich, Mr. Barlow, Mr. Southwell, Dr. Rubin and Mr. Scumaci, respectively, pursuant to the Company's 401(k) Plan in 1997.

(7) Mr. Barlow resigned from the Company on January 24, 2000.

    OPTION GRANT TABLE. The following table sets forth certain information regarding stock options granted during the year ended December 31, 1999 by the Company to the Named Executive Officers.

                           OPTION GRANTS IN LAST YEAR

                                                                                                        POTENTIAL REALIZABLE
                                                             INDIVIDUAL GRANTS                            VALUE AT ASSUMED
                                       -------------------------------------------------------------      ANNUAL RATES OF
                                         NUMBER OF        PERCENT OF                                        STOCK PRICE
                                         SECURITIES      TOTAL OPTIONS                                    APPRECIATION FOR
                                         UNDERLYING       GRANTED TO        EXERCISE                      OPTION TERM (3)
                                          OPTIONS        EMPLOYEES IN     OR BASE PRICE   EXPIRATION   ----------------------
NAME                                   GRANTED (#)(1)   FISCAL YEAR (%)     ($/SH)(2)        DATE        5%($)       10%($)
----                                   --------------   ---------------   -------------   ----------   ---------   ----------
Timothy J. Barberich.................     200,000(4)           6             59.125       02/25/2006   7,436,679   18,846,005

David S. Barlow......................     100,000(4)           3             59.125       02/25/2006   3,718,339    9,423,002

David P. Southwell...................     120,000(4)           4             59.125       02/25/2006   4,462,007   11,307,603

Paul D. Rubin, M.D...................     120,000(4)           4             59.125       02/25/2006   4,462,007   11,307,603

Robert Scumaci.......................     120,000(4)           4             59.125       02/25/2006   4,462,007   11,307,603

------------------------------

(1) Stock options granted by the Company generally vest in five equal annual installments commencing one year from the date of grant. See also footnote 4 below.

(2) The exercise price is equal to the closing price of the Company's Common Stock as reported by the Nasdaq National Market on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for stock options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date stock options are granted. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock on the date on which the stock options are exercised.

(4) The stock options granted to the Named Executive Officers on February 25, 1999 vest in three equal annual installments commencing on the date the price per share of the Company's Common Stock reaches or exceeds $100.00 per share for 20 consecutive business days; provided, however, that if the price per share objectives are not achieved, the stock options will vest in full on February 25, 2006, subject to the terms of the option agreement and the plan.

    OPTION EXERCISES AND YEAR-END OPTION VALUES TABLE. The following table sets forth certain information regarding the aggregate shares of Common Stock acquired upon stock option exercises by the Named Executive Officers and the value realized upon such exercises during the year ended December 31, 1999, as well as the number and value of unexercised stock options held by the Named Executive Officers as of December 31, 1999.

   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                               UNDERLYING              IN-THE-MONEY OPTIONS AT
                                          SHARES                         OPTIONS AT YEAR-END (#)           YEAR-END ($)(2)
                                       ACQUIRED ON    VALUE REALIZED   ---------------------------   ---------------------------
NAME                                   EXERCISE (#)       ($)(1)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                   ------------   --------------   -----------   -------------   -----------   -------------
Timothy J. Barberich.................    400,000        16,623,837       715,680        988,000      29,403,505     26,978,175

David S. Barlow......................    200,000         8,951,190       387,472        541,334      15,997,178     15,463,906

David P. Southwell...................    306,000        13,393,390       262,000        592,000      10,977,613     16,060,630

Paul D. Rubin, M.D...................    110,000         4,409,448       147,332        742,668       2,370,912     19,668,151

Robert F. Scumaci....................    108,000         4,372,303        36,334        381,666       1,222,822      9,127,905

--------------------------

(1) Based on the closing sales price of the Common Stock as reported by the Nasdaq National Market on the date of exercise less the option exercise price.

(2) Value based on the closing sales price of the Common Stock as reported by the Nasdaq National Market on December 31, 1999 ($49.59), the last trading day of 1999, less the applicable option exercise price.

REPORT OF THE COMPENSATION COMMITTEE

    The executive compensation program of the Company is administered by the Compensation Committee which is composed of three non-employee directors.

    The Company's executive compensation program is designed to retain and reward executives who are capable of leading the Company in achieving its business objectives in the competitive and rapidly changing industries in which the Company competes. The Compensation Committee establishes the compensation policies of the Company for Mr. Barberich, the Chairman of the Board and Chief Executive Officer of the Company, Mr. O'Shea, the President and Chief Operating Officer and the Company's three Executive Vice Presidents, Messrs. Barlow and Southwell and Dr. Rubin. In addition, Mr. Barberich recommends compensation packages for the remaining executive officers which the Compensation Committee reviews and approves. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board.

    This report is submitted by the Compensation Committee and addresses the Company's compensation policies for 1999 as they affected Mr. Barberich and the Company's other executive officers.

    COMPENSATION PHILOSOPHY

    The objectives of the executive compensation program are to align compensation with business objectives and individual performance and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the following principles:

    - COMPETITIVE AND FAIR COMPENSATION

        The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company regularly compares its compensation practices with those of other companies in the industry and sets its compensation guidelines based on this review. The Company also seeks to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives at the Company.

    - SUSTAINED PERFORMANCE

        Executive officers are rewarded based upon corporate performance, business group performance and individual performance. Corporate performance and business group performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic licensing and development alliances with third parties, timely development and introduction of new processes and products and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

    In evaluating each executive officer's performance, the Company generally conforms to the following process:

    - Company and individual goals and objectives are set for each performance cycle.

    - At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his contributions to the Company are evaluated.

    - The executive's performance is then compared with peers within the Company and the results are communicated to the executive.

    - The comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary and stock compensation levels.

    Annual compensation for the Company's executives generally consists of three elements--salary, bonus and stock options. In late 1998, the Committee established an executive bonus plan for 1999 pursuant to which executives were entitled to receive bonuses based on achievement of individual performance goals. Bonuses totaling $545,000 were paid to the executive officers for 1999.

    The salary for executives is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries are based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his business group or area of responsibility, and may include achievement of the operating budget for the Company as a whole or of a business group of the Company, continued innovation in development and commercialization of the Company's technology, timely development and introduction of new products or processes, development and implementation of successful marketing and commercialization strategies, implementation of financing strategies and establishment of strategic licensing and development alliances with third parties. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. Compensation for executive officers also includes the long-term incentives afforded by stock options. The stock option program is designed to promote the identity of long-term interests between the Company's employees and its shareholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with the Company and his contributions to the Company, including his success in achieving the individual performance criteria described above. The option program generally uses a five-year vesting period to encourage key employees to continue in the employ of the Company. From time to time, the Compensation Committee chooses to align more closely the vesting of stock options with the achievement by an executive officer of corporate, business group or individual performance goals. In 1999, the Company granted stock options to purchase an aggregate of 800,000 shares of the Company's Common Stock to executive officers at an exercise price of $59.125 per share and 1,000,000 shares at an exercise price of $35.44 per share. All stock options granted to executive officers in 1999 were granted at fair market value on the date of grant.

    Executive officers are also eligible to participate in the Company's Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is available to virtually all employees of the Company and generally permits participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company intends to structure the performance-based portion of the compensation of its executive officers (which currently consists of stock option grants) in a manner that complies with
Section 162(m) of the Code so as to mitigate any disallowance of deductions. The Company's 1991 Plan was amended in 1995 and was reapproved by the stockholders in 1997 with the intent of preserving the availability of tax deductions to the Company that might otherwise be unavailable under Section 162(m) of the Code.

    MR. BARBERICH'S 1999 COMPENSATION

    Mr. Barberich is eligible to participate in the same executive compensation plans available to the other executive officers. The Compensation Committee believes that Mr. Barberich's annual compensation, including the portion of his compensation based upon the Company's stock option program, has been set at a level competitive with other companies in the industry.

    Mr. Barberich's salary for 1999 increased from $284,849 to $349,329.
Mr. Barberich received a bonus of $135,000 in 2000 for 1999 performance. In determining Mr. Barberich's bonus compensation, the Compensation Committee considered the successful commercial introduction by the Company of Xopenex, the first product developed and commercialized by the Company, the Company's progress in its drug development program and the Company's continued success with corporate collaborative partners with respect to development and commercialization of its products.

                                          Compensation Committee

                                          James G. Andress
                                          Digby W. Barrios
                                          James F. Mrazek

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the Compensation Committee are Messrs. Andress, Barrios and Mrazek. No member of the Compensation Committee was at any time during 1999, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

COMPARATIVE STOCK PERFORMANCE

    The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of the Company for the period from December 31, 1994 through the year ended December 31, 1999 with the cumulative total return on (i) the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index"), and (ii) the Nasdaq Pharmaceutical Index (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index on December 31, 1994 and reinvestment of all dividends). Measurement points are the last trading days of each of the years ended December 31, 1994, 1995, 1996, 1997, 1998 and 1999.

                            STOCK PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                             12/31/94  12/31/95  12/31/96  12/31/97  12/31/98   12/31/99
Sepracor Inc.                 $100.00   $445.45   $403.03   $971.21  $2,136.36  $2,404.55
Nasdaq Composite Index        $100.00   $139.92   $171.69   $208.83    $291.60    $541.16
Nasdaq Pharmaceutical Index   $100.00   $154.69   $187.88   $278.98    $407.54    $366.49

EMPLOYMENT AGREEMENTS

    Under a letter agreement, dated June 14, 1993, between the Company and Mr. Barlow, the Company agreed to pay Mr. Barlow six months' salary in the event of termination of Mr. Barlow's employment without cause. Mr. Barlow resigned from the Company on January 24, 2000.

    Under a letter agreement, dated June 10, 1994, between the Company and Mr. Southwell, the Company has agreed to pay Mr. Southwell one year's salary plus bonus in the event of termination of Mr. Southwell's employment.

    Under a letter agreement, dated February 23, 1995, between the Company and Mr. Scumaci, the Company has agreed to pay Mr. Scumaci six months' salary plus pro rata bonus in the event of termination of Mr. Scumaci's employment during his first year of employment, nine months' salary plus pro rata bonus in the event of termination of Mr. Scumaci's employment during his second to fifth year of employment and one year's salary plus bonus in the event of termination of Mr. Scumaci's employment after his fifth year of employment.

    Under a letter agreement, dated February 23, 1996, between the Company and Dr. Rubin, Dr. Rubin is entitled to a minimum annual salary of $240,000. If Dr. Rubin is terminated by the Company without cause, or if the Company is acquired by a third party for a price per share of $2.00 or less above the exercise price of the stock options granted to Dr. Rubin, upon commencement of his employment, Dr. Rubin is entitled to receive a severance payment equal to one year's salary.

    Under a letter agreement, dated September 10, 1999, between the Company and Mr. O'Shea, the Company has agreed to pay Mr. O'Shea one year's salary in the event of termination of Mr. O'Shea's employment.

    In February 1999, the Board of Directors approved a plan concerning the payment of gross-up payments to officers and employees of the Company. In the event of a change in ownership or control of the Company, if any of the payments or benefits received by any executive officer of the Company constitute "parachute payments" and are therefore subject to the excise tax imposed by
Section 4999 of the Code, the Company shall pay to such executive officer an additional gross-up payment so that the executive officer will be placed in the same after-tax financial position he would have been in if the executive officer had not incurred any tax liability under Section 4999 of the Code.

                    PROPOSAL 2--APPROVAL OF AMENDMENT TO THE
          COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED

    On February 24, 2000, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), providing for an increase from 140,000,000 to 240,000,000 in the number of authorized shares of Common Stock (the "Charter Amendment"). As of March 15, 2000, the Company had a total of approximately 72,230,347 shares of Common Stock outstanding, approximately 9,852,000 shares of Common Stock reserved for issuance upon conversion of stock options outstanding under its stock option and stock purchase plans, approximately 3,929,000 shares of Common Stock reserved for issuance upon conversion of the 6 1/4% Debentures, approximately 4,805,000 shares of Common Stock reserved for issuance upon conversion of the 7% Debentures and 4,980,000 shares of Common Stock reserved for issuance upon conversion of the 5% Debentures.

    If the Charter Amendment is approved, the additional authorized shares of Common Stock would be available for issuance in the future for corporate purposes, including without limitation, stock splits, stock dividends, financings, acquisitions, and management incentive and employee benefit plans, as the Board of Directors may deem advisable, without the necessity of further stockholder action. The issuance of additional shares of Common Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, would have the effect of diluting the Company's current stockholders and could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Other than in connection with its existing stock option plans, upon conversion of the outstanding debentures and upon sale of shares purchased pursuant to employee stock purchase plans, the Company has no present intention or plan to issue any shares of Common Stock.

BOARD RECOMMENDATION

    The Board of Directors believes that the approval of the Charter Amendment increasing the number of shares of authorized Common Stock is in the best interests of the Company and its stockholders and therefore recommends a vote FOR this proposal.

             PROPOSAL 3--APPROVAL OF THE 2000 STOCK INCENTIVE PLAN

    On February 24, 2000, the Board of Directors of the Company adopted, subject to stockholder approval, the 2000 Stock Incentive Plan (the "2000 Plan"). Up to 2,500,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2000 Plan.

    The 2000 Plan is intended to replace the Company's 1991 Stock Option Plan (the "1991 Plan"), which expires by its terms on June 24, 2001. As of January 31, 2000, options to purchase 9,109,120 shares of Common Stock were outstanding under the 1991 Plan and an additional 1,939,508 shares were reserved for future option grants. Upon the expiration date of the 1991 Plan on June 24, 2001, all then outstanding options will remain in effect, but no additional option grants may be made under the 1991 Plan.

    The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel.

SUMMARY OF THE 2000 STOCK INCENTIVE PLAN

    The following summary of the 2000 Plan is qualified in its entirety by reference to the 2000 Plan, a copy of which is attached as Appendix B to this Proxy Statement.

DESCRIPTION OF AWARDS

    The 2000 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").

    INCENTIVE STOCK OPTIONS AND NONSTATUTORY STOCK OPTIONS. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. All options granted under the 2000 Plan will be granted at an exercise price equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options may not be granted to optionees holding more than 10% of the voting power of the Company at an exercise price less than 110% of the fair market. Options may not be granted for a term in excess of ten years. The 2000 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

    In the event of an "Acquisition Event" all outstanding options immediately vest. As defined in the 2000 Plan, an "Acquisition Event" means: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation;

(b) any sale of all, or substantially all, the assets of the Company; or
(c) the complete liquidation of the Company.

    RESTRICTED STOCK AWARDS. Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

    OTHER STOCK-BASED AWARDS. Under the 2000 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

ELIGIBILITY TO RECEIVE AWARDS

    Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 2000 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 2000 Plan may not exceed 500,000 shares per calendar year. It is expected that stock options will generally become exercisable over a five-year period and expire ten years after the date of grant (subject to earlier termination in the event of the termination of the optionee's employment or other relationship with the Company).

    As of January 31, 2000, approximately 350 persons were eligible to receive Awards under the 2000 Plan, including the Company's 7 executive officers and 6 non-employee directors. The granting of Awards under the 2000 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

    On March 31, 2000, the last reported sale price of the Company Common Stock on the Nasdaq National Market was $72.8125.

    ADMINISTRATION

    The 2000 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Plan and to interpret the provisions of the 2000 Plan. Pursuant to the terms of the 2000 Plan, the Board of Directors may delegate authority under the 2000 Plan to one or more committees of the Board. The Board has authorized the Compensation Committee to administer certain aspects of the 2000 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 2000 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

    The Board of Directors is required to make appropriate adjustments in connection with the 2000 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. If any

Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2000 Plan.

    AMENDMENT OR TERMINATION

    No Award may be made under the 2000 Plan after February 24, 2010, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2000 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2000 Plan and with respect to the sale of Common Stock acquired under the 2000 Plan.

    INCENTIVE STOCK OPTIONS

    In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

    Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

    If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

    If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

    NONSTATUTORY STOCK OPTIONS

    As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

    With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

    RESTRICTED STOCK AWARDS

    A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under
Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

    Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

    OTHER STOCK-BASED AWARDS

    The tax consequences associated with any other stock-based Award granted under the 2000 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant's holding period and tax basis for the Award or underlying Common Stock.

    TAX CONSEQUENCES TO THE COMPANY

    The grant of an Award under the 2000 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 2000 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2000 Plan, including in connection with a restricted stock Award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

BOARD RECOMMENDATION

    The Board of Directors believes adoption of the 2000 Plan is in the best interests of the Company and its stockholders and therefore recommends a vote FOR this proposal.

                            INDEPENDENT ACCOUNTANTS

    PricewaterhouseCoopers LLP is currently serving as the Company's independent accountants. PricewaterhouseCoopers LLP has served as the Company's independent accountants since 1985. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of Section 16(a) reports furnished to the Company and representations made to the Company, the Company believes that during 1999 its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing
requirements, with the following exceptions:             .

MATTERS TO BE CONSIDERED AT THE MEETING

    The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION OF PROXIES

    All costs of solicitation of proxies will be borne by the Company. The Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by mail, courier, telephone, facsimile and personal interviews. In addition, the Company has retained D.F. King &
Co., Inc. to solicit proxies by mail, courier, telephone and facsimile and to request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of stock held in their names. For these services the Company will pay a fee of approximately $2,000 plus expenses. The Company will reimburse brokers, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

    Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company at its principal office in Marlborough, Massachusetts not later than December 20, 2000 for inclusion in the proxy statement for that meeting.

    In addition, the Company's By-laws require that the Company be given advance notice of stockholder nominations for election to the Company's Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy statement in accordance with Rule 14a-8). The required notice must be delivered to the Secretary of the Company at the principal offices of the Company not later than 30 days prior to the first anniversary date of the initial written notice delivered to stockholders for the previous year's annual meeting of stockholders, provided that such notice need not be provided more than 60 days prior to the annual meeting of stockholders. The advance notice provisions of the Company's By-laws supersede the notice requirements contained in recent amendments to Rule 14a-4 under the Exchange Act.

                                                       BY ORDER OF THE BOARD OF DIRECTORS,

                                                       DAVID P. SOUTHWELL
                                                       SECRETARY

April   , 2000

    THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                PRELIMINARY COPY

APPENDIX A

                                  SEPRACOR INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 24, 2000

         Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Timothy J. Barberich and David P. Southwell, or each of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2000 Annual Meeting of Stockholders of Sepracor Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" PROPOSAL NUMBERS 1, 2, 3 AND 4.

                    PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE
                    AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

 HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?


 -------------------------------------      ----------------------------------

 -------------------------------------      ----------------------------------

 -------------------------------------      ----------------------------------



                                SEE REVERSE SIDE

 [X]     Please mark votes as in this example.

         A VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSAL NUMBERS 2 AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

         1.  Election of Class I Directors     NOMINEES:                                                 FOR      AGAINST   ABSTAIN

                                               James G. Andress     2. Approval of an amendment to       [ ]        [ ]        [ ]
                                               Robert J. Cresci        the Company's Restated
                                               James F. Mrazek         Certificate of Incorporation
                                                                       increasing from 140,000,000 to
                                                                       240,000,000 the number of
                                                                       authorized shares of Common
                                                                       Stock.

                                                                    3. Approval of the 2000              [ ]        [ ]        [ ]
                                                                       Stock Incentive Plan
              [ ]            [ ]
            FOR all        WITHHELD
           nominees        from all                                 4. To transact such                  [ ]        [ ]        [ ]
          (except as       nominees                                    other business as may
         indicated to                                                  properly come before
         the contrary)                                                 the meeting.

         INSTRUCTIONS:  TO WITHHOLD AUTHORITY                           MARK HERE
         TO VOTE FOR INDIVIDUAL NOMINEE(S) STRIKE                       FOR ADDRESS CHANGE               [ ]
         A LINE THROUGH EACH SUCH NOMINEE'S NAME.                       OR COMMENTS AND
         YOUR SHARES WILL BE VOTED                                      NOTE ON REVERSE
         FOR THE REMAINING NOMINEE(S).

                                                                  Please sign this proxy exactly as your name appears hereon.
                                                                  Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign.
                                                                  If a corporation or partnership, this signature should be
                                                                  that of an authorized officer who should state his or her title.



Signature:  _______________________  Date:  __________  Signature:  __________________  Date:  ___________


                                                                      APPENDIX B

                                 SEPRACOR INC.

                           2000 STOCK INCENTIVE PLAN

1.  PURPOSE

    The purpose of this 2000 Stock Incentive Plan (the "Plan") of
Sepracor Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2.  ELIGIBILITY

    All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.  ADMINISTRATION, DELEGATION

    (a) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

    (b) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.  STOCK AVAILABLE FOR AWARDS

    (a) NUMBER OF SHARES. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 2,500,000 shares of common stock, $.10 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

    (b) PER-PARTICIPANT LIMIT. Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with
Section 162(m) of the Code ("Section 162(m)").

5.  STOCK OPTIONS

    (a) GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

    (b) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of
Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

    (c) EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided, however, that the exercise price shall not be less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted.

    (d) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided however, that no Option will be granted for a term in excess of ten years.

    (e) EXERCISE OF OPTION. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

    (f) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

       (1) in cash or by check, payable to the order of the Company;

       (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or
           (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

       (3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and
           (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

       (4) to the extent permitted by the Board, in its sole discretion by
           (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

       (5) by any combination of the above permitted forms of payment.

    (g) SUBSTITUTE OPTIONS. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5.

6.  RESTRICTED STOCK

    (a) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

    (b) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.  OTHER STOCK-BASED AWARDS

    The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.  ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

    (a) CHANGES IN CAPITALIZATION. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

    (b) LIQUIDATION OR DISSOLUTION. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

    (c)  ACQUISITION AND CHANGE IN CONTROL EVENTS

       (1) DEFINITIONS

           (a) An "Acquisition Event" shall mean:

                (i) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

                (ii) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

           (b) A "Change in Control Event" shall mean:

                (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange
                    Act) 30% or more of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company),
                    (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses
                    (x) and (y) of subsection (iii) of this definition; or

                (ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

               (iii) the consummation of a merger, consolidation,
                     reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring

                     Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

       (2) EFFECT ON OPTIONS

           (a) ACQUISITION EVENT. Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, such assumed or substituted options shall be immediately exercisable in full upon the occurrence of such Acquisition Event. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

               Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of

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
               such Acquisition Event; provided, however, in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

           (b) CHANGE IN CONTROL EVENT THAT IS NOT AN ACQUISITION EVENT. Upon the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then-outstanding shall automatically become immediately exercisable in full.

       (3) EFFECT ON RESTRICTED STOCK AWARDS

           (a) ACQUISITION EVENT THAT IS NOT A CHANGE IN CONTROL EVENT. Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

           (b) CHANGE IN CONTROL EVENT. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then-outstanding shall automatically be deemed terminated or satisfied.

       (4) EFFECT ON OTHER AWARDS

           (a) ACQUISITION EVENT THAT IS NOT A CHANGE IN CONTROL EVENT. The Board shall specify the effect of an Acquisition Event that is not a Change in Control Event on any other Award granted under the Plan at the time of the grant of such Award.

           (b) CHANGE IN CONTROL EVENT. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any other Award or any other agreement between a Participant and the Company, all other Awards shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award.

       (5) LIMITATIONS. Notwithstanding the foregoing provisions of this
           Section 8(c), if the Change in Control Event is intended to be accounted for as a "pooling of interests" for financial accounting purposes, and if the acceleration to be effected by the foregoing provisions of this Section 8(c) would preclude accounting for the Change in Control Event as a

           "pooling of interests" for financial accounting purposes, then no such acceleration shall occur upon the Change in Control Event.

9.  GENERAL PROVISIONS APPLICABLE TO AWARDS

    (a) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

    (b) DOCUMENTATION. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

    (c) BOARD DISCRETION. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

    (d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

    (e) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

    (f) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

    (g) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

    (h) ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10. MISCELLANEOUS

    (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

    (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

    (c) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under
Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

    (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by
Section 162(m) (including the vote required under Section 162(m)).

    (e) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.